Dear Partner, As a valued business associate, I wanted to let you know about our exciting news. On January 25, 2018, we announced that Duravant, a global engineered equipment and automation solutions provider to the food processing, packaging and material handling sectors, has signed a definitive agreement to acquire Key Technology. We are excited about this news and are confident that joining the Duravant family will create synergies that benefit Key Technology, our customers and our partners. Here are the highlights:  Headquartered in Downers Grove, Illinois, USA, Duravant is an automation and engineered equipment company with manufacturing, sales and service facilities throughout North America, Europe and Asia.  Duravant’s focus on solving complex processing challenges through customer-centric innovation aligns perfectly with Key’s vision to be the “Ultimate Partner of Choice” to food processors.  Like Key, Duravant combines an expertise in engineering, integration and lifecycle management as well as global sales and service networks to deliver trusted end-to-end process solutions worldwide.  With customers in over 190 countries across multiple sectors including food and beverage, agriculture, household goods, pharmaceuticals, distribution and industrials, Duravant will fuel Key’s geographic market penetration and new application development. With Duravant’s increased support, Key will continue in our efforts to deliver superior solutions, deep industry expertise and world-class service to help our customers improve operations. Your day-to-day interactions with Key Technology should not be affected by this change. For more information, please visit http://www.key.net/investors/duravant-to-acquire-key-technology. Sincerely, Jack Ehren President of Key Technology Additional Information The tender offer described in this document has not yet commenced. This document is provided for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any securities. At the time the tender offer is commenced, Cascade Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Duravant LLC (“Duravant”), intends to file with the Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer, and Key Technology, Inc. (“Key Technology”)

intends to file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Merger Sub and Key Technology intend to mail these documents to the Key Technology shareholders. Investors and shareholders should read those filings carefully as they contain important information about the tender offer. Those documents may be obtained without charge at the SEC’s website at www.sec.gov. The offer to purchase and related materials may also be obtained (when available) for free by contacting the information agent for the tender offer. Cautionary Statement Regarding Forward-Looking Statements This document contains forward-looking information related to Duravant, Key Technology and the proposed acquisition of Key Technology by Duravant that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Forward-looking statements in this document include, among other things, statements about the potential benefits of the proposed acquisition, anticipated earnings accretion and growth rates, Duravant’s and Key Technology’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of Duravant and Key Technology, Duravant’s and Key Technology’s products, and the anticipated timing of closing of the acquisition. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as to how many of Key Technology’s shareholders will tender their shares in the tender offer and the possibility that the acquisition does not close; risks relating to the possibility that a competing proposal will be made; risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; competitive developments; and other risks and uncertainties discussed in Key Technology’s filings with the SEC, including the “Risk Factors” and “Information Concerning Forward-Looking Statements” sections of Key Technology’s most recent annual report on Form 10-K. You can obtain copies of Key Technology’s filings with the SEC for free at the SEC’s website (www.sec.gov). Other factors that may cause actual results to differ materially include those that will be set forth in the Tender Offer Statement on Schedule TO, the Solicitation/Recommendation Statement on Schedule 14D-9 and other tender offer documents filed by Merger Sub and Key Technology. All forward-looking statements in this announcement are qualified in their entirety by this cautionary statement. Many of these factors are beyond Duravant’s and Key Technology’s control. Unless otherwise required by applicable law, Duravant and Key Technology disclaim any intention or obligation to update forward-looking statements contained in this document as the result of new information or future events or developments.